 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

100 Lakeside Drive, Suite 100, Horsham, PA 19044

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Termination and Release Agreement

On July 12, 2017, PhotoMedex, Inc. (the “Company”) (Nasdaq and TASE: PHMD), along with its subsidiaries Radiancy, Inc. (“Radiancy”); PhotoTherapeutics Ltd. (“PHMD UK”); and Radiancy (Israel) Limited (“Radiancy Israel” and together with the Company, Radiancy and PHMD UK the “Sellers” and each individually a “Seller”) entered into a Termination and Release Agreement (the “Release”) between the Sellers and ICTV Brands Inc. (“ICTV”) and its subsidiary ICTV Holdings, Inc. (“ICTV Holdings”). The Sellers, ICTV and ICTV Holdings are referred to herein individually as a “Party” and collectively as the “Parties.”

Under the terms of the Release, the Asset Purchase Agreement among the Parties, dated October 4, 2016, as amended by the First Amendment to the Asset Purchase Agreement, dated January 23, 2017 (as so amended, the “Purchase Agreement”), is terminated and of no further force and effect, except for certain surviving rights, obligations and covenants described in the Release. Pursuant to the Release, each of the Sellers, on one hand, and ICTV and ICTV Holdings, on the other hand, fully release, forever discharge and covenant not to sue any other Party, from and with respect to any and all past and present claims arising out of, based upon or relating to the Purchase Agreement (other than the surviving covenants described in the Purchase Agreement) or the transactions contemplated thereby.

Pursuant to the terms of the Release, ICTV shall pay to PHMD, within 3 business days of the date of the Release, $2,000,000 in cash and in immediately available funds (the “Payment”). Subject to this Payment, neither ICTV nor ICTV Holdings shall have any further royalty or other payment obligations under the Purchase Agreement.

Bill of Sale

As partial consideration for the releases provided by ICTV Holdings to the Sellers pursuant to the Release and in accordance with the terms therein, on July 12, 2017, the Sellers and ICTV Holdings entered into a Bill of Sale and Assignment (“Bill of Sale”), which provides that each Seller sell, assign, transfer, convey and deliver to ICTV Holdings, and ICTV Holdings purchase and accept from each Seller, all of the right, title and interest, legal or equitable, of each such Seller in and to a deposit in the amount of $210,000 held by Sigmatron International, Inc. (“Sigmatron”), pursuant to an arrangement between one or more of the Sellers and Sigmatron.

The foregoing description of the Release, Bill of Sale, ancillary agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copies of the Release and Bill of sale filed as exhibits to this Form 8-K and the Asset Purchase Agreement and the First APA Amendment, which were incorporated by reference as exhibits in the Forms 8-K filed on October 4, 2016 and January 24, 2017.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Termination and Release Agreement, dated July 12, 2017, by and among ICTV Brands Inc., ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., and Radiancy (Israel) Limited

10.2	Bill of Sale, dated July 12, 2017, by and among PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., Radiancy (Israel) Limited and ICTV Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: July 18, 2017	By:	/s/ Suneet Singal
Suneet Singal
Chief Executive Officer